Schedule A to the Investment Advisory and Management Agreement between ProShares Trust and ProShare Advisors LLC

Dated as of March 10, 2021

Fund	Fee Rate	Effective Date

ProShares S&P 500 ex-Energy ETF	0.27%	September 17, 2015
ProShares S&P 500 ex-Financials ETF	0.27%	September 17, 2015
ProShares S&P 500 ex-Health Care ETF	0.27%	September 17, 2015
ProShares S&P 500 ex-Technology ETF	0.27%	September 17, 2015
ProShares Managed Futures Strategy ETF	0.75%	September 17, 2015
ProShares S&P 500 Bond ETF	0.15%	December 7, 2015
ProShares S&P 500 Dynamic Treasury Hedge ETF*	0.40%	December 7, 2015
ProShares S&P GSCI Smart Commodity Strategy ETF*	0.55%	December 7, 2015
ProShares K-1 Free Crude Oil Strategy ETF	0.65%	March 9, 2016
		revised Sept 12, 2016
ProShares MSCI Japan Dividend Growers ETF*	0.55%	June 8, 2016
ProShares S&P 500 Dividend Aristocrats ETF	0.35%	October 1, 2016
ProShares S&P MidCap 400 Dividend Aristocrats ETF	0.40%	October 1, 2016
ProShares Russell 2000 Dividend Growers ETF	0.40%	October 1, 2016
ProShares MSCI EAFE Dividend Growers ETF	0.50%	October 1, 2016
ProShares MSCI Europe Dividend Growers ETF	0.55%	October 1, 2016
ProShares MSCI Emerging Markets Dividend Growers ETF	0.60%	October 1, 2016
ProShares High Yield–Interest Rate Hedged	0.50%	October 1, 2016
ProShares Investment Grade–Interest Rate Hedged	0.30%	October 1, 2016
ProShares Large Cap Core Plus	0.45%	December 8, 2016
ProShares DJ Brookfield Global Infrastructure ETF	0.45%	December 8, 2016
ProShares Equities for Rising Rates ETF	0.35%	March 7, 2017
ProShares Long Online/Short Stores ETF	0.65%	September 12, 2017
ProShares Decline of the Retail Store ETF	0.65%	September 12, 2017
ProShares Nasdaq Tech Titans ETF*	0.58%	December 13, 2017
ProShares Online Retail ETF	0.58%	June 6, 2018
ProShares Pet Care ETF	0.50%	June 6, 2018
ProShares Russell U.S. Dividend Growers ETF*	0.35%	June 5, 2019
ProShares MSCI International Dividend Growers ETF*	0.45%	June 5, 2019
ProShares S&P Technology Dividend Aristocrats ETF*	0.45%	June 5, 2019
		revised Sept 16, 2019
ProShares MSCI Transformational Changes ETF	0.45%	September 14, 2020
ProShares Nasdaq-100 Dorsey Wright Select ETF *	0.58%	March 10, 2021

PROSHARES TRUST	PROSHARE ADVISORS LLC
By: /s/ Todd B. Johnson	By: /s/ Michael L Sapir
Name: Todd B. Johnson	Name: Michael L. Sapir
Title:President	Title:Chief Executive Officer

* Not operational as of the date first above written

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